EXHIBIT 16

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir or Madam:

We have read Item 4.01 of Coastal Banking Company Inc.’s Form 8-K dated July 17, 2006 as filed on July 19, 2006, and agree with the statements made therein except we are not in a position to comment on statements made in the fifth paragraph regarding consultation with Mauldin & Jenkins.

Sincerely,

/s/ Elliott Davis, LLC

Elliott Davis, LLC
Greenville, South Carolina
July 19, 2006